UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2024

TD SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (510) 656-3333

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 29, 2024, TD SYNNEX Corporation (the “Company”) and certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named in the Underwriting Agreement (collectively, the “Underwriters”), relating to the secondary public offering (the “Offering”) of an aggregate of 8,768,750 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), sold by the Selling Stockholders, which includes 1,143,750 shares sold pursuant to the exercise in full of the Underwriters’ option to purchase additional shares of Common Stock held by the Selling Stockholders. The Offering was completed on January 31, 2024.

Also pursuant to the Underwriting Agreement, the Company purchased 1,375,000 shares of Common Stock from the Underwriters as part of the Offering at a repurchase price of $100.50 per share, resulting in a purchase price of approximately $138.2 million (the “Concurrent Share Repurchase”). The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the Audit Committee of the Company’s board of directors, comprised of independent and disinterested directors of the Company. The Concurrent Share Repurchase was made under the Company’s existing share repurchase program, and the Company used existing cash on hand to fund the Concurrent Share Repurchase. The Underwriters did not receive any compensation for the shares repurchased by the Company.

All the shares in the Offering were sold by the Selling Stockholders. The Company did not receive any of the proceeds from the sale of shares by the Selling Stockholders in the Offering.

The foregoing description of the terms of the Underwriting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibit 1.1 incorporated herein by reference. The Offering was made pursuant to shelf registration statements on Form S-3 (File No. 333-259270 and File No. 333-274915) filed with the Securities and Exchange Commission (the “SEC”) and which became effective on September 2, 2021 and October 10, 2023, respectively (the “Registration Statement”), a prospectus, dated October 10, 2023 included as part of the Registration Statement (File No. 333-274915) and a preliminary prospectus supplement, dated January 29, 2024 and filed with the SEC on January 29, 2024.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 29, 2024, among TD SYNNEX Corporation, the selling stockholders named therein and the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	TD SYNNEX CORPORATION

	By:	/s/ David Vetter
David Vetter
Chief Legal Officer and Corporate Secretary